Exhibit 99.1

News

For Immediate Release

EP ENERGY ANNOUNCES COMPLETION OF TENDER OFFER FOR 6.875% SENIOR SECURED NOTES DUE 2019

HOUSTON, TEXAS, May 28, 2015—EP Energy LLC (“EP Energy”), a wholly-owned subsidiary of EP Energy Corporation (NYSE: EPE), announced today the completion of its previously announced tender offer to purchase for cash any and all of the outstanding 6.875% Senior Secured Notes due 2019 (the “Notes”) issued by EP Energy and its wholly-owned subsidiary, Everest Acquisition Finance Inc., as co-issuer.  The tender offer expired at 5:00pm, New York City time, on Wednesday, May 27, 2015 (the “Expiration Time”).

EP Energy received tenders from the holders of $480,758,000 aggregate principal amount of the Notes, as reported by the tender agent, by the Expiration Time.  EP Energy has accepted for purchase all of the Notes validly tendered (and not validly withdrawn).  EP Energy has paid total consideration of $1,037.88 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest from the last interest payment date to, but not including, the payment date.

EP Energy engaged RBC Capital Markets, LLC to act as Dealer Manager in connection with the tender offer for the Notes.

About EP Energy

The EP Energy team has a passion for finding and producing the oil and natural gas that enriches people’s lives. As a leading North American oil and natural gas producer, EP Energy has a proven strategy, a significant reserve base, multi-year drilling opportunities, and a strategic presence in fast-emerging unconventional resource areas. EP Energy is active in all phases of the E&P value chain — exploring for, acquiring, developing and producing oil and natural gas. For more information about EP Energy, visit epenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes certain forward-looking statements and projections of EP Energy. We have made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed, including, without limitation, EP Energy’s ability to complete the offering of the Notes, the supply and demand for oil, natural gas and NGLs;  changes in commodity prices and basis differentials for oil and natural gas;  EP Energy’s ability to meet production volume targets; the uncertainty of estimating proved reserves and unproved resources; the future level of service and capital costs; the availability and cost of financing to fund future exploration and production operations; the success of drilling programs with regard to proven undeveloped reserves and unproved resources; EP Energy’s ability to comply with the covenants in various financing documents; EP Energy’s ability to obtain necessary governmental approvals for proposed E&P projects and to successfully construct and operate such projects; actions by the credit rating agencies; credit and performance risk of our lenders, trading counterparties, customers, vendors and suppliers; general economic and weather conditions in geographic regions or markets served by EP Energy, or where operations of EP Energy are located, including the risk of a global recession and negative impact on natural gas demand; the uncertainties associated with governmental regulation, including any potential changes in federal and state tax laws and regulations; competition; and other factors described in EP Energy’s Securities and Exchange Commission filings. While EP Energy makes these statements and projections in good faith, neither EP Energy nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. EP Energy assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by EP Energy, whether as a result of new information, future events, or otherwise.

Contact

Investor and Media Relations

Bill Baerg

713-997-2906

bill.baerg@epenegry.com